EX-99.CODE ETH

                                 CODE OF ETHICS

                            ADVANTAGE ADVISERS, INC.

                        OPPENHEIMER ASSET MANAGEMENT INC.

                              FAHNESTOCK & CO. INC.

                                       AND

               CERTAIN AFFILIATED REGISTERED INVESTMENT COMPANIES

                                  JULY 26, 2001

                              AMENDED JULY 14, 2003

SECTION I         STATEMENT OF GENERAL PRINCIPLES

                  This Code of Ethics (the "Code") has been adopted by Advantage Advisers, Inc., (the "Advantage Adviser") a registered investment adviser, and will be adopted by each of the registered investment advisers indicated on Schedule A (each, a "Non-Advantage Adviser", and together with the Advantage Adviser the "Advisers") in order to satisfy the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") as applicable to the Advisers. Oppenheimer Asset Management Inc. ("OAM"), a registered investment adviser, is the controlling person of Advantage Adviser.

                  This Code will also be adopted by the registered investment companies listed on Schedule B, as such Schedule may be amended (each, a "Fund" and collectively, the "Funds"), each of which has retained the Advantage Adviser to serve as investment adviser, and, as indicated, one of the Non-Advantage Advisers to serve as country-adviser, in order to satisfy the requirements of Rule 17j-1 as applicable to the Funds.

                  The Code has also been adopted by Fahnestock & Co. Inc. ("Fahnestock"), a registered broker-dealer and investment adviser and parent company of the Advantage Adviser, but only with respect to those individuals who are Fahnestock Access Persons (as defined herein).

                  As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed. As it relates to Section 204A of the Advisers Act, the purpose of this Code is to establish procedures that, taking into consideration the nature of each Adviser's business, are reasonably designed to prevent the misuse of material

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non-public information in violation of the federal securities laws by persons associated with the Advisers.

                  The Code is based on the principle that the persons serving as managers or officers of the Funds, persons who comprise the boards of the Funds (the "Board Members"), and persons who are directors, partners, officers and employees of the Advantage Adviser, Fahnestock or a Non-Advantage Adviser who provide services to the Advantage Adviser or any Fund or who in the course of their duties obtain information regarding investment recommendations made to any Fund or with respect to any Fund's investment transactions, each owes a fiduciary duty to the Fund to conduct personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of his or her position. All Board Members and such other persons (collectively, "Fund Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them; provided, however, that Fund Employees who are associated with a Non-Advantage Adviser shall, in addition, be expected to comply with the provisions of the code of ethics governing personal trading that has been adopted by that Non-Advantage Adviser, as such Code may be amended (each, a "Non-Advantage Adviser Code").

                  All Fund Employees shall place the interests of each Fund before their own personal interests. Technical compliance with the Code will not automatically insulate any Fund Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to any Fund. Accordingly, all Fund Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of each Fund and its investors.

                  The provisions of this Code reflect the facts that: (1) each Non-Advantage Adviser Code governs any proprietary transactions by such Non-Advantage Adviser and the personal securities transactions of its associated persons; (2) the Funds themselves have no employees; (3) the Advantage Adviser does not engage in any proprietary trading; (4) recommendations by the Advantage Adviser regarding the purchase or sale of investments for certain Funds are made by persons who are directors, partners, officers or employees of a Non-Advantage Adviser, (5) Fahnestock, a registered broker-dealer, in a control relationship to the Advantage Adviser; and (6) Fahnestock Access Persons (as defined below), as employees of a registered broker-dealer, are subject to additional regulations regarding their personal trading.

                  Every Fund Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

SECTION II        DEFINITIONS

         "Access Person" means: (i) each of the Advisers; (ii) any Board Member or Advisory Person (as defined below); (iii) any director, partner or officer of a Fund or Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations of Securities being

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         made by any Adviser to any Fund; and (iv) any director, officer or general partner of Fahnestock who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of Securities for any Fund or whose functions or duties in the ordinary course of business relate to the making of recommendations with respect to such purchases and sales.

         An "Advisory Person" means: (i) any employee of a Fund, Adviser or Fahnestock who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to a Fund, Adviser or Fahnestock who obtains current information concerning recommendations made to a Fund with regard to the purchase or sale of any Security. "Current information" regarding investment transactions means information regarding the purchase or sale of investments that is received within seven (7) days before or after the transactions.

         "Annual Certification" means an Annual Certification of Compliance with Code of Ethics, in the form attached as Schedule F.

         "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code should be deemed to include, but not be limited to, any interest by which an Access Person or any Immediate Family Member of an Access Person can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee) unless (i) the performance related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more and
         (ii) equity securities of the issuer do not account for more than 10% of the market value of the portfolio. 1

         "Board Member" means each individual who serves as a director of a Fund.



-----------------------
1 Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment fund managed by such person, or over which such person has supervisory responsibility, that arises solely from such person's compensation arrangement with Fahnestock or an Adviser pursuant to which the performance of the account or investment fund, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person's compensation from Fahnestock or an Adviser.

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         "Fahnestock Access Person" means an Access Person who is a director, officer or employee of Fahnestock.

         "Compliance Officer" means the person designated by Fahnestock to serve as the chief compliance officer of the Advantage Adviser.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company.

         "Fund Employee" means any person who: (i) is an Access Person; or (ii) is a director, partner, officer or employee of an Adviser or Fahnestock and provides services to an Adviser or a Fund or in the course of his or her duties obtains information regarding investment recommendations made to any Fund or any Fund's investment transactions.

         "Immediate Family Member of an Access Person" means a person who shares the same household as the Access Person and is related to the Access Person by blood, marriage or adoption.

         "Independent Board Member" means a Board Member who is not an "interested person", as defined by Section 2(a)(19) of the 1940 Act, of a Fund.

         "Initial Certification" means an Initial Certification of Compliance with Code of Ethics, in the form attached as Schedule E.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Personnel" means any Fund Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase and sale of Securities by a Fund.

         "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or Rule 504, 505 or 506 thereunder.

         "Non-Advantage Adviser Access Person" means an Access Person who is a director, partner, officer or employee of a Non-Advantage Adviser.

         "Non-Advantage Adviser Code" means a code of ethics governing personal trading that has been adopted by a Non-Advantage Adviser, as such code may be amended. Copies of the Non-Advantage Adviser Codes are attached as Exhibit A.

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         "Security" shall have the meaning set forth in Section 2(a)(36) of the
         1940 Act and should be deemed to include any and all stock, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

         A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

SECTION III       OBJECTIVE AND GENERAL PROHIBITIONS

                  Although certain provisions of this Code apply only to Access Persons, all Fund Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Section I, III, IV and XI of this Code. Therefore, a Fund Employee may not engage in any personal investment transaction under circumstances where the Fund Employee benefits from or interferes with the purchase or sale of investments by a Fund. In addition, Fund Employees may not use information concerning the investments or investment intentions of a Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Fund. Disclosure by a Fund Employee of such information to any person outside of the course of the responsibilities of the Fund Employee to a Fund, an Adviser or Fahnestock will be deemed to be a violation of this prohibition. All Fund Employees must also comply with the policies regarding the misuse of material, non-public information, which are set forth in Section IV.

                  Fund Employees may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by a Fund. In this regard, Fund Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of a Fund, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by a Fund to:

                    (i) employ any device, scheme or artifice to defraud the Fund;

                    (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the

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                          statements made, in light of the circumstances under
                          which they are made, not misleading;

                    (iii) engage in any act, practice, or course of business
                          that operates or would operate as a fraud or deceit upon the Fund; or

                    (iv) engage in any manipulative practice with respect to the Fund.

                  Fund Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section XIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV        PROHIBITION AGAINST INSIDER TRADING

       (A)        INTRODUCTION

                  This Section IV of the Code is intended to satisfy the requirements of Section 204A of the Advisers Act, which is applicable to the Advisers and requires that the Advisers establish and enforce procedures designed to prevent the misuse of material, non-public information by their associated persons. It applies to all Fund Employees.

                  Trading Securities while in possession of material, non-public information, or improperly communicating that information to others, may expose a Fund Employee to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring a Fund Employee from the securities industry. Finally, a Fund Employee may be sued by investors seeking to recover damages for insider trading violations.

       (B)        POLICY ON INSIDER TRADING

                  No Fund Employee may trade a Security, either personally or on behalf of any other person or account (including any Fund), while in possession of material, non-public information concerning that Security or the issuer thereof, nor may any Fund Employee communicate material, non-public information to others in violation of the law.

                  (1)      DEFINITION OF MATERIAL INFORMATION

                  Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a Security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, Fund Employees should direct any questions about whether information is material to the Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released

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earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

                  (2)      DEFINITION OF NON-PUBLIC INFORMATION

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                  (3)      APPLICABLE PROCEDURES

                  A Fund Employee, before executing any trade for himself or herself, or others, including a Fund or other accounts managed by an Adviser or by a director, officer, member or partner of such Adviser, or any affiliate of such director, officer, member or partner ("Client Accounts"), must determine whether he or she has material, non-public information. A Fund Employee who believes he or she is in possession of material, non-public information must take the following steps:

                  o Report the information and proposed trade immediately to the Compliance Officer.

                  o Do not purchase or sell the securities on behalf of anyone, including Client Accounts.

                  o Do not communicate the information to any person, other than to the Compliance Officer.

                  After the Compliance Officer has reviewed the issue, the affected Adviser will determine whether the information is material and non-public and, if so, what action such Adviser and the Fund Employee should take.

                  Fund Employees must consult with the Compliance Officer before taking any action. This degree of caution will protect Fund Employees, clients and the Advisers.

                  In lieu of following the foregoing procedures, Fund Employees who are Non-Advantage Adviser Access Persons may follow the procedures of the applicable Non-Advantage Adviser that would apply in similar circumstances.

                  (4)      CONTACTS WITH PUBLIC COMPANIES

                  Contacts with public companies will sometimes be a part of an Adviser's research efforts. Persons providing investment advisory services to a Fund may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly

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available information. Difficult legal issues arise, however, when, in the course of these contacts, a Fund Employee becomes aware of material, non-public information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the affected Adviser must make a judgment as to its further conduct. To protect yourself, clients and the Advisers, you should contact the Compliance Officer immediately if you believe that you may have received material, non-public information.

                  (5)      TENDER OFFERS

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's Securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Fund Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

SECTION V PRE-CLEARANCE OF INVESTMENTS IN INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

                  Investment Personnel are required to obtain pre-clearance prior to investing in an Initial Public Offering ("IPO") or in a Limited Offering (see Section II - Definitions).

                  Investment Personnel who are Fahnestock Access Persons, as associated persons of a member firm of the National Association of Securities Dealers ("NASD"), are prohibited by the rules of the NASD from investing in any IPO that qualifies as a "hot issue" under NASD rules. In addition, in accordance with NASD rules and Fahnestock policy, Fahnestock Access Persons must obtain written approval of the appropriate signatory at Fahnestock, as determined by Fahnestock, prior to investing in a Limited Offering. In the event that Fahnestock Access Persons are not prohibited by the foregoing from investing in an IPO or are permitted by the foregoing to invest in a Limited Offering, Fahnestock Access Persons are required to obtain pre-clearance for any such transaction in accordance with the applicable procedures specified by Section VII.

                  Investment Personnel who are Non-Advantage Adviser Access Persons are required to obtain pre-clearance for investments in IPOs and Limited Offerings in accordance with the procedures in the applicable Non-Advantage Adviser Code.

SECTION VI        PROHIBITED TRANSACTIONS

       (A) THE FOLLOWING PROHIBITIONS APPLY TO BOARD MEMBERS WHO ARE NOT FAHNESTOCK ACCESS PERSONS:

                  A Board Member of a Fund may-not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or

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should know at the time of entering into the transaction that: (i) the Fund has purchased or sold the Security within the last fifteen (15) calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next fifteen (15) calendar days; or (ii) any person, on behalf of an Adviser, has within the last fifteen (15) calendar days considered purchasing or selling the Security or the Fund or is considering purchasing or selling the Security for the Fund or within the next fifteen (15) calendar days is going to consider purchasing or selling the Security for the Fund, unless the Board Member:

                  (1) obtains pre-clearance of such transaction in accordance with the procedures outlined in Section VII; and

                  (2) reports to the Compliance Officer the information described in Section VIII of this Code. 2

                  BECAUSE THE INDEPENDENT BOARD MEMBERS ARE NOT INVOLVED IN THE DAY-TO-DAY INVESTMENT ACTIVITIES OF ANY FUND, INDEPENDENT BOARD MEMBERS WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE FUNDS' TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE OF TRANSACTIONS. ACCORDINGLY, INDEPENDENT BOARD MEMBERS SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED ABOVE.

                  HOWEVER, THOSE BOARD MEMBERS WHO ARE NOT INDEPENDENT BOARD MEMBERS SHALL BE PRESUMED TO HAVE SUCH KNOWLEDGE AS IS DESCRIBED ABOVE AND MUST THEREFORE OBTAIN PRE-CLEARANCE OF TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH SECTION VII EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION VI(D) BELOW APPLIES.

                  Any transaction that is (i) effected without pre-clearance where the Board Member of a Fund had actual knowledge that the Fund had purchased or sold the Security within the fifteen (15) calendar day period described above, or (ii) effected (with or without pre-clearance) where the Board Member had actual knowledge that the Security was at the time being considered for purchase or sale by the Fund and without disclosure of such knowledge by the Board Member in seeking pre-clearance, is prohibited by this Code.

       (B)        THE FOLLOWING PROHIBITIONS APPLY TO FAHNESTOCK ACCESS PERSONS:

                  As determined by the Compliance Officer, Fahnestock Access Persons are subject to the prohibitions of this Section VI(B) of this Code with regard to their personal investment transactions.

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2        The prohibitions of this Section VI apply to Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(D) is applicable.

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                  If subject to this Section VI(B), a Fahnestock Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) a Fund has purchased or sold the Security within the last seven (7) calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next seven (7) calendar days; or (ii) any person, on behalf of any of the Advisers, has within the last seven (7) calendar days considered purchasing or selling the Security for a Fund or is considering purchasing or selling the Security for a Fund or within the next seven (7) calendar days is going to consider purchasing or selling the Security for a Fund, unless the Fahnestock Access Person:

                  (1)      obtains pre-clearance of such transaction pursuant to
                           Section VII and

                  (2) reports to the Compliance Officer the information described in Section IX of this Code. 3

       (C) THE FOLLOWING PROHIBITIONS APPLY TO NON-ADVANTAGE ADVISER ACCESS PERSONS:

                  Non-Advantage Adviser Access Persons are subject to the prohibitions contained in the Non-Advantage Adviser Code adopted by their organization with regard to their personal investment transactions. Non-Advantage Adviser Access Persons shall comply with the policies and procedures set forth in the applicable Non-Advantage Adviser Code. Non-Advantage Adviser Access Persons shall not discuss the current investment transactions of a Fund with any other Fund Employees (including personnel of Fahnestock), or provide other Fund Employees with information as to Securities being considered for purchase or sale by a Fund, except as may be required in connection with providing services to the Fund.

       (D)        THE PROHIBITIONS OF THIS SECTION VI DO NOT APPLY TO:

                  (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                  (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any
                           Fund);

                  (3) Bank certificates of deposit and bankers' acceptances;

                  (4) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

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3        The prohibitions of this Section VI apply to Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(D) is applicable.

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                  (5)      U.S. Treasury obligations;

                  (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights;

                  (7) Involuntary (i.e., non-volitional) purchases and sales of Securities;

                  (8) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an Immediate Family Member of the Access Person, absent an advance written determination by the Compliance Officer to the contrary; and

                  (9) Transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more, unless the Access Person has actual knowledge at the time of the transaction or transactions that: (i) a Fund purchased or sold the Security within the past seven
                           (7) calendar days; or (ii) the Security is being considered for purchase or sale by a Fund.

SECTION VII       PRE-CLEARANCE PROCEDURES

                  The procedures in this Section VII apply where pre-clearance is required by Section V, Section VI(A) or Section VI(B). All personal transactions by any Non-Advantage Adviser Access Persons are subject to the provisions of the applicable Non-Advantage Adviser Code, including provisions related to pre-clearance.

       (A)        OBTAINING PRE-CLEARANCE

                  Pre-clearance of a personal transaction in a Security may be obtained only from the Compliance Officer or a person who has been designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

       (B)        TIME OF CLEARANCE

                  (1) An Access Person may pre-clear a trade only where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, Access Persons may not simultaneously request pre-clearance to buy and sell the same Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for a period of two trading days, including the day pre-clearance is given; provided, however, that a pre-clearance expires upon the Access Person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Access Person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

       (C)        FORM

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is attached as Schedule C.

       (D)        FILING

                  Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

       (E)        FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a Fund;

                  (3) Whether the chance of a conflict of interest is remote; and

                  (4) Whether the transaction is likely to affect a Fund adversely.

SECTION VIII      REPORTS BY BOARD MEMBERS

                  Board Members shall file the reports set forth in this Section VIII; provided, however, that Independent Board Members are not required to file Initial Holdings Reports or Annual Holdings Reports.

       (A)        INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                  Within ten (10) days after a person becomes a Board Member, such person shall complete and submit to the Compliance Officer an Initial Certification in the form attached as Schedule F, and except as otherwise provided above, an Initial Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1.

       (B)        QUARTERLY TRANSACTION REPORTS


                  (1) Within ten (10) days after the end of each calendar quarter, each Board Member shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security, except that the report need not set forth information regarding the following types of transactions:

                           (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Fund);

                           (b) Bank certificates of deposit and bankers acceptances;

                           (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                           (d)     U.S. Treasury obligations; and

                           (e) Transactions in an account over which the Board Member does not exercise, directly or indirectly, any influence or control. 4

                  Such report is hereinafter called a "Quarterly Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule E and must contain the following information with respect to each reportable transaction:

                           (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

---------------------------
4 The reporting requirements of this Section VIII apply to Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately based Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirement applies.

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected. Transactions effected in accounts as to which the Compliance Officer is being furnished with confirmations and statements need not be included in the Quarterly Transaction Report, provided that the report includes a certification that there are no reportable transactions other than those set forth in the Quarterly Transaction Report and in confirmations and statements for such accounts.

                  (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (4) An Independent Board Member is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Board Member, should have known that, during the seven (7) day period immediately before or after the Board Member's transaction in a Security, a Fund purchased or sold that Security or a Fund or an Adviser considered purchasing or selling that Security.

       (C)        ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  Annually, each Board Member shall complete and submit to the Compliance Officer an Annual Certification in the form attached as Schedule F, and except as otherwise provided above, an Annual Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1.

SECTION IX        REPORTS BY FAHNESTOCK ACCESS PERSONS

                  It is the responsibility of each Fahnestock Access Person to take the initiative to comply with the requirements of this Section IX. Any effort by a Fund, by an Adviser or by Fahnestock to facilitate the reporting process does not change or alter that responsibility.

       (A)        INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                  Within ten (10) days of becoming an Access Person, Fahnestock Access Persons are required to complete and submit to the Compliance Officer an Initial Certification in the form attached as Schedule E and an Initial Holdings Report.

                  The Initial Certification includes a list of all brokerage accounts through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold ("Personal Securities Accounts"), along with a listing of any such Securities that are not held in a Personal Securities Account.

                  Any Personal Securities Account not held at Fahnestock must be transferred to Fahnestock, unless an exemption from this requirement is granted in writing by the Compliance Officer and other appropriate signatory of Fahnestock, as determined by Fahnestock. Further,

Fahnestock Access Persons must make arrangements so that duplicate confirmations and statements relating to all Personal Securities Accounts are sent to the Compliance Officer, unless an exemption from this requirement is granted in writing by the Compliance Officer.

                  Timely submission of the Initial Certification, along with a copy of the most recent monthly statement for each Personal Securities Account and copies of all confirmations of transactions effected after the date of such statement, shall satisfy the requirements of this Section IX(A) regarding submission of an Initial Holdings Report.

       (B)        QUARTERLY TRANSACTION REPORTS

                  (1) Within ten (10) days after the end of each calendar quarter, each Fahnestock Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security, except that the report need not set forth information regarding the following types of transactions:

                           (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Fund);

                           (b) Bank certificates of deposit and bankers' acceptances;

                           (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                           (d)     U.S. Treasury obligations; and

                           (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control. 5

                  Such report is hereinafter called a "Quarterly Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule D and must contain the following information with respect to each reportable transaction:

                           (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

---------------------------
5 The reporting requirements of this Section IX apply to Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

                           (b) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                  (3) An Access Person shall not be required to file a Quarterly Transaction Report for a calendar quarter if the Compliance Officer is being furnished with confirmations and statements for all Personal Securities Accounts of such Access Person, provided that the Access Person has no reportable transactions other than those reflected in the confirmations and statements for such accounts.

                  (4) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (5) Notwithstanding the quarterly reporting requirement set forth in this Section IX(B), compliance by Fahnestock Access Persons with the reporting requirements of any comparable procedures to which such Fahnestock Access Persons are subject shall be deemed to satisfy the requirements of this Section and the requirements of Rule 17j-1 regarding Quarterly Transaction Reports (as defined in the
                           Rule).

       (C)        ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  Annually, each Fahnestock Access Person is required to complete and submit to the Compliance Officer an Annual Certification in the form attached as Schedule F and an Annual Holdings Report. The Annual Certification includes a list of all Personal Securities Accounts, along with a listing of any Securities in which the Fahnestock Access Person has Beneficial Ownership that are not held in a Personal Securities Account.

                  Submission of the Annual Certification, along with copies of the most recent monthly statement for each Personal Securities Account, shall satisfy the requirements of this Section IX(A) regarding submission of an Annual Holdings Report.

SECTION X REPORTS BY NON-ADVANTAGE ADVISERS AND NON-ADVANTAGE ADVISER ACCESS PERSONS

       (A)        REPORTS BY NON-ADVANTAGE ADVISERS

                  To enable the Advisers to monitor compliance with Rule 17j-1 under the 1940 Act, Section 204A of the Advisers Act, and the provisions of this Codes and the Non-Advantage Adviser Code, the Compliance Officer may obtain at his or her discretion from each Non-Advantage Adviser, on a quarterly basis: (i) a certification executed and delivered by an appropriate officer of the Non-Advantage Adviser certifying that the Non-Advantage Adviser Code of such Non-Advantage Adviser satisfies the requirements of Rule 17j-1 as applicable to

Non-Advantage Adviser Access Persons of such Non-Advantage Adviser and that all such Non-Advantage Adviser Access Persons have complied with such Non-Advantage Adviser Code (or, if any violations of such Non-Advantage Adviser Code have occurred during the relevant quarter, a statement describing such violations),
(ii) such other information as the Compliance Officer may reasonably deem necessary to confirm whether Non-Advantage Adviser Access Persons have complied with the provisions of this Code as applicable to them and with the provisions of the applicable Non-Advantage Adviser Code; and (iii) such other information regarding any detected violation by Non-Advantage Adviser Access Persons of this Code or the applicable Non-Advantage Adviser Code.

       (B)        REPORTS BY NON-ADVANTAGE ADVISER ACCESS PERSONS

                  Non-Advantage Adviser Access Persons shall comply with the certification and reporting requirements of the applicable Non-Advantage Adviser Code.

SECTION XI        ADDITIONAL PROHIBITIONS

       (A)        CONFIDENTIALITY OF FUND TRANSACTIONS

                  Until disclosed in a public report to investors of a Fund or in a report filed with the SEC in the normal course, all information concerning the Securities being considered for purchase or sale by the Funds shall be kept confidential by all Fund Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the boards of the Funds.

       (B)        OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS

                  (1) Access Persons may not: (i) engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of each Fund or Adviser with which they are associated; or (ii) engage in outside business activities or maintain relationships with any person or company that may be inconsistent with the interests of any such Fund or Adviser.

                  (2) Access Persons shall promptly notify the Compliance Officer after becoming a member of the board of a public or private company. Fahnestock Access Persons are required to obtain the written approval of the appropriate signatory of Fahnestock, as determined by Fahnestock, prior to accepting any such board membership.

                  (3) Notwithstanding the foregoing, nothing in this paragraph (B) shall preclude Non-Advantage Advisers or Non-Advantage Adviser Access Persons from acting as investment advisers to various investment funds and managed accounts.

       (C)        GRATUITIES

                  Fund Employees shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION XII       CERTIFICATION BY ACCESS PERSONS

                  The certifications of each Access Person required to be made pursuant to Section VIII and Section IX of this Code shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. The form of Initial Certification is attached as Schedule E, and the form of Annual Certification is attached as Schedule F.

SECTION XIII      SANCTIONS

                  Any violation of this Code shall be subject to the imposition of such sanctions by the affected Fund and Adviser as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. Any sanctions to be imposed by a Fund shall be determined by the Board Members of such Fund, including a majority of the Independent Board Members. Any sanction to be imposed by an Adviser shall be determined by such Adviser. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

SECTION XIV       ADMINISTRATION AND CONSTRUCTION

       (A) The administration of this Code shall be the responsibility of the Compliance Officer.

       (B)        The duties of the Compliance Officer are as follows:

                  (1) Continuous maintenance of current lists of the names of all Fund Employees and Access Persons, with an appropriate description in each case of the titles or employments of such persons, including a notation of any directorships held by Access Persons, and the date each such person became an Access Person;

                  (2) On an annual basis, providing each Fund Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

                  (3) Obtaining Initial and Annual Certifications and Initial and Annual Holdings Reports from Access Persons and reviewing Initial and Annual Holdings Reports of Access Persons;

                  (4) Maintaining or supervising the maintenance of all records and reports required to be kept by any Fund or Adviser pursuant to this Code;

                  (5) Preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Funds;

                  (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 or Section 204A and this Code;

                  (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board Members of the affected Fund;

                  (8) Submission of a quarterly report to the Board Members of each Fund containing a description of: any violation of this Code by a Fund Employee, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code;

                  (9) Submission of a quarterly report to the Board Members of each Fund regarding the reports, if any, made by Non-Advantage Advisers of such Fund pursuant to
                           Section X of the Code and the presentation of such other information as such Board Members may deem necessary in reviewing compliance with the provisions of this Code or of Rule 17j-1 by Fund Employees who are associated with Non-Advantage Advisers;

                  (10) Submission of an annual issues and certification report, as described in paragraph (c)(2)(ii) of Rule 17j-1 (the "Annual Issues and Certification Report"), to the Board Members of each Fund; and

                  (11)     Such other duties as are set forth in this Code.

       (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (1) Copies of all codes of ethics of the Funds and of all Non-Advantage Adviser Codes that have been in effect at any time during the past five (5) years (however, this requirement shall not apply to any Non-Advantage

                           Adviser Code that was not in effect at any time subsequent to its becoming a Non-Advantage Adviser);

                  (2)      A record of each violation of each code described in
                           (C)(1), above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the year in which the violation occurred;

                  (3) A copy of each report made by an Access Person, the Compliance Officer or a Non-Advantage Adviser pursuant to each code described in (C)(1), above, for a period of not less than five (5) years from the end of the year in which such report or interpretation was made or issued, the last three (3) years in a place that need not be easily accessible;

                  (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 and each code described in (C)(1), above, or who are or were responsible for reviewing such reports; and

                  (5) A record of any decision, and the reasons supporting the decision, to approve any investment in IPOs or Limited Offerings by Investment Personnel, for at least five (5) years after the end of the year in which such approval is granted.

       (D)        Review and Approval of Code by Fund Boards

                  (1) Prior to initial approval of this Code with respect to a Fund, the Board Members of that Fund must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code have been adopted.

                  (2) On an annual basis, and at such other times deemed to be necessary or appropriate by the Board Members of each Fund, the Board Members shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of this Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

                  (3) In connection with the annual review of the Code by the Board Members of each Fund, the Board Members shall consider the Annual Issues and Certifications Report submitted by the Compliance Officer.

       (E)        Amendments to Code

                  This Code may not be amended or modified except in a written form that is specifically approved by the Board Members of each Fund, including a majority of the Independent Board Members, within six months after such amendment or modification.

                  In connection with any such amendment or modification, the Board Members must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

       (F) The Compliance Officer may delegate to one or more other officers or employees of Fahnestock such responsibilities of the Compliance Officer as he or she may deem appropriate; provided, that: (i) any such delegation shall be set forth in writing and retained as part of the records of the applicable Fund and the Adviser; and (ii) it shall be the responsibility of the Compliance Officer to supervise the performance by such persons of the responsibilities that have been delegated to them.

SECTION XV        COORDINATION WITH OTHER CODES OF ETHICS

                  Certain of the Board Members and Fahnestock Access Persons are also subject to similar codes of ethics adopted by other registered investment companies organized as limited partnerships or limited liability companies, which other companies have as their adviser a limited liability company in which Fahnestock is the managing member ("Affiliated Funds"). The use by such persons of any form prescribed under the code of ethics of an Affiliated Fund, in lieu of the corresponding form specified herein, shall be deemed to satisfy the requirements of this Code.

                                   SCHEDULE A

                             NON-ADVANTAGE ADVISERS
                             ----------------------


IMPERIAL INVESTMENT ADVISORS PRIVATE LIMITED

                                   SCHEDULE B

                INVESTMENT COMPANIES ADOPTING THIS CODE OF ETHICS
                -------------------------------------------------


Investment Company                   Effective Date/Amendment Date
------------------                   -----------------------------
The India Fund, Inc.                 July 26, 2001/July 14, 2003
The Asia Tigers Fund, Inc.           July 26, 2001/July 14, 2003

                                   SCHEDULE C

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
            --------------------------------------------------------


                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
Ownership:

                           PURCHASES AND ACQUISITIONS
                           --------------------------

---------------------------------------------------------------------------------------------------------------
                    No. of Shares or                               Current Market
 Date               Principal               Name of                Price Per Share            Account
                    Amount                  Security               or Unit
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


                          SALES AND OTHER DISPOSITIONS
                          ----------------------------

---------------------------------------------------------------------------------------------------------------
                    No. of Shares or                               Current Market
 Date               Principal               Name of                Price Per Share            Account
                    Amount                  Security               or Unit
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


 Date: ___________________________      Signature: ____________________________

                                        Print Name: ___________________________

 Permission Granted ________            Permission Denied ________

 Date and Time: __________________        Signature: __________________________

                                                        (Clearing Officer)

                                  SCHEDULE D

                          QUARTERLY TRANSACTION REPORT
                          ----------------------------


     I certify that this report, together with the confirmations and statements for any Personal Securities Account(s) as to which I have arranged for the Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of each quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS
                           --------------------------

----------------------------------------------------------------------------------------------------------------------
                  No. of Shares or                         Purchase
 Date             Principal           Name of              Price Per               Account            Executing
                  Amount              Security             Share or Unit                              Broker
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


                          SALES AND OTHER DISPOSITIONS
                          ----------------------------

----------------------------------------------------------------------------------------------------------------------
                  No. of Shares or
 Date             Principal           Name of              Sale Price Per          Account            Executing
                  Amount              Security             Share or Unit                              Broker
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Date Completed: __________________       Signature: __________________________

                                         Print Name: _________________________

                                   SCHEDULE E

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
             -------------------------------------------------------

     I have read and understand the Code of Ethics of Advantage Advisers, Inc., and certain of its affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.


     I certify that all my Personal Securities Accounts are listed below, and that if such Accounts are not held by Fahnestock & Co., Inc., the most recent monthly statement for each Account, along with confirmations of any transactions effected since the date of such statements, are attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*


TITLE OF ACCOUNT              NAME OF BROKER              ACCOUNT NUMBER








     I HOLD THE FOLLOWING SECURITIES IN ADDITION TO THOSE IN MY PERSONAL SECURITIES ACCOUNTS (If none, write NONE):*







     I AM A DIRECTOR OF THE FOLLOWING PUBLIC AND PRIVATE COMPANIES:





Date Completed: __________________    Signature: ____________________________

                                      Print Name: ___________________________

                                   SCHEDULE F

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
             ------------------------------------------------------

     I have read and understand the Code of Ethics of Advantage Advisers, Inc., and certain of its affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

     I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts that have been sent to you.

     I certify that all my Personal Securities Accounts are listed below, and that if such Accounts are not held by Fahnestock & Co., Inc., that the most recent monthly statement for each Account is attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*


TITLE OF ACCOUNT             NAME OF BROKER            ACCOUNT NUMBER








     I HOLD THE FOLLOWING SECURITIES IN ADDITION TO THOSE IN MY PERSONAL SECURITIES ACCOUNTS (If none, write NONE):*







     I AM A DIRECTOR OF THE FOLLOWING PUBLIC AND PRIVATE COMPANIES:






Date Completed: _________________   Signature: ______________________________

                                    Print Name: _____________________________